UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  April 18, 2007


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware               1-2691              13-1502798
(State of Incorporation) (Commission File Number)  (IRS Employer
                                                 Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas         76155
(Address of principal executive offices)            (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

American Airlines, Inc. is furnishing herewith a press release issued on April 18, 2007 by its parent company, AMR Corporation (AMR), as Exhibit 99.1 which is included herein.
This press release was issued to report AMR's first quarter
2007 results. The original press release contained two typographical errors in the tables reporting entity results for American Airlines, Inc. RASM for DOT Latin America was reported as 10.54 and should have been reported as 11.54.
The year-over-year change in Load Factor for DOT Latin America was reported as 1.4 points and should have been reported as
2.1 points. The amounts have been corrected in Exhibit 99.1 below.


Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

                  Exhibit 99.1   Press Release of AMR dated April 18, 2007






                          SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  April 18, 2007

                        EXHIBIT INDEX


Exhibit        Description

  99.1 Press Release

                         Exhibit 99.1

                         CONTACT:      Andy Backover
                                       Corporate Communications
                                       Fort Worth, Texas
                                       817-967-1577
                                       corp.comm@aa.com

FOR RELEASE:  Wednesday, April 18, 2007

Editor's Note: A live Webcast reporting first quarter results will be broadcast on the Internet on April 18 at 2 p.m. EDT. (Windows Media Player required for viewing)

    AMR CORPORATION REPORTS A FIRST QUARTER PROFIT OF $81
     MILLION, A $173 MILLION IMPROVEMENT YEAR OVER YEAR

   DESPITE WEATHER IMPACT, COMPANY CONTINUES MOMENTUM WITH
            FOURTH CONSECUTIVE PROFITABLE QUARTER

    AMR Strengthens Balance Sheet, Improves Liquidity and
     Continues to Reinvest in its Products and Services


     FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $81 million for the first quarter of 2007, or $0.30 per diluted share.
     The current quarter results compare to a net loss of $92 million, or $0.49 per diluted share, in the first quarter of 2006.
     "In spite of significant weather challenges, we continued to build on our momentum by generating a profit in the first quarter. This is our fourth consecutive profitable quarter and the first time we have generated a profit in the first quarter since 2000," said AMR Chairman and CEO Gerard Arpey. "We strengthened our balance sheet and liquidity, took a key step in our fleet renewal plan and reinvested in our products and services. While we must continue to improve our financial performance, we believe our results show that we have started 2007 on the right track."
Operational Performance
     American's mainline passenger revenue per available seat mile (unit revenue) increased by 4.5 percent in the first quarter compared to the year-ago quarter. Mainline capacity, or total available seat miles, in the first quarter decreased 2.5 percent compared to the same period in 2006.
                         -- more --

     American's mainline load factor - or the percentage of total seats filled - was a record 78.1 percent during the first quarter, compared to 77.2 percent in the first quarter of 2006. American's first-quarter yield, which represents average fares, increased 3.3 percent compared to the first quarter of 2006, its eighth consecutive quarter of year-over-year yield increases.
     AMR reported first quarter consolidated revenues of approximately $5.4 billion, an increase of 1.6 percent year over year. AMR estimates that severe weather disruptions reduced first quarter consolidated revenue by approximately $60 million.
     American's mainline cost per available seat mile (unit cost) in the first quarter was up 0.9 percent year over year, which was 1.6 percentage points higher than originally anticipated largely because of weather impacts that caused American to cancel 2.9 percent of mainline scheduled departures for the first quarter. Excluding fuel, mainline unit costs in the first quarter increased by 2.2 percent year over year.
Balance Sheet Improvement
     Arpey noted that AMR continued to strengthen its balance sheet in the first quarter by reducing debt and improving its liquidity position.
     AMR ended the first quarter with $5.9 billion in cash and short-term investments, including a restricted balance of $471 million, compared to a balance of $4.8 billion in cash and short-term investments, including a restricted balance of $510 million, at the end of the first quarter of 2006.
     AMR reduced Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds and the present value of aircraft operating lease obligations, to $17.5 billion at the end of the first quarter of 2007, compared to $19.7 billion a year earlier. AMR reduced Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, from $15.4 billion at the end of the first quarter of 2006 to $12.2 billion in the first quarter of 2007.
     AMR contributed $62 million to its employees' defined benefit pension plans in the first quarter and made an additional $118 million contribution on April 13, as the Company continues to meet this important commitment to its employees.
     "As we continue to execute on our Turnaround Plan, we are seeking to strike the right balance between reinvestment in the business and the need for further financial

                         -- more --
improvement," Arpey said. "We have more hard work ahead of us, but we believe that we have the right strategy in place to continue building our company for the long term and to continue delivering benefits to shareholders, customers and employees."

First Quarter Highlights
- American announced that it had notified Boeing of its intent to begin pulling forward deliveries of 47 737-800 aircraft to replace a portion of its MD-80 fleet, with the first three aircraft scheduled for delivery in early 2009. Arpey cited the fleet renewal announcement as a key step toward American's goal of improving fleet fuel efficiency by more than 20 percent by 2020.
- American announced that it would invest up to $100 million in facility, technology and process improvements to help its Maintenance, Repair and Overhaul (MRO) business compete for more third-party maintenance contracts. American's MRO business generated nearly $95 million in third-party revenue in 2006.
- AMR continued to improve its balance sheet by paying down the $285 million balance on its revolving credit facility and by prepaying $79 million in aircraft debt. In April, the Company also completed the refinancing of $350 million of tax-exempt bonds. These actions are expected to eliminate approximately $15 million in annual net interest expense for the Company.
-    AMR improved its financial strength by selling 13
     million new shares of common stock to raise nearly $500 million.
-    AMR was honored by PLANSPONSOR Magazine as Corporate
     Plan Sponsor of the Year for the Company's efforts to protect and preserve its employees' defined benefit pension plans. In addition to contributing more than $1.5 billion to its employees' defined benefit pension plans since 2002, the Company expects to contribute $364 million to these plans in 2007. Through April 13, AMR had made $180 million of its expected 2007 contributions.
- AMR began to accrue for a potential profit sharing payout to employees for the 2007 year, payable in 2008. There can be no assurance that the Company's forecast will approximate actual results, which are dependent upon many factors, including fuel prices and economic and industry conditions.

                         -- more --
- American launched an initiative to become the clear airline of choice for passengers in the New York market, with its commitment demonstrated by additional routes, enhanced offers and promotions.
- American launched a new online booking tool on AA.com that makes it easier and more convenient for AAdvantage program members to redeem earned miles for travel.
- American announced that it began installing new personal video and audio entertainment devices in Business Class cabins on its 58 Boeing 767-300 aircraft.

Guidance for the Second Quarter and 2007
     Mainline and Consolidated Capacity
     AMR expects its full-year mainline capacity to decrease by 1.8 percent in 2007 compared to 2006, with a 2.0 percent reduction in domestic capacity and a 0.9 percent decrease in international capacity. On a consolidated basis, AMR expects full-year capacity to decrease by 1.5 percent in 2007 compared to 2006. The impact of weather-related cancellations that occurred in the first quarter is included in mainline and consolidated capacity forecasts for 2007.
     AMR expects mainline capacity in the second quarter of 2007 to decrease by 3.1 percent year over year. It expects consolidated capacity to decrease by 2.9 percent in the second quarter of 2007 compared to the prior-year period.
     Fuel Expense and Hedging
     While the cost of jet fuel remains volatile, as of now AMR is planning for an average system price of $2.09 per gallon in the second quarter and $2.09 per gallon for all of 2007. AMR has 34 percent of its anticipated second quarter fuel consumption capped at an average crude equivalent of $65 per barrel (jet fuel equivalent of $2.04 per gallon), with 26 percent of its anticipated full-year consumption capped at an average crude equivalent of $63 per barrel (jet fuel equivalent of $1.96 per gallon). Consolidated consumption for the second quarter is expected to be 791 million gallons of jet fuel.
     Mainline and Consolidated Unit Costs
     AMR continues to target $300 million in incremental savings for 2007. It expects mainline unit costs excluding fuel to be 1.1 percent higher in 2007 versus 2006 while 2007 consolidated unit costs excluding fuel are expected to increase 1.6 percent year over year.
                         -- more --
     In the second quarter, mainline unit costs excluding fuel are expected to increase 2.8 percent year over year while consolidated unit costs excluding fuel are expected to increase 3.1 percent from the second quarter of 2006.
     Following the weather impact in the first quarter, full-year mainline unit costs are expected to increase 1.6 percent in 2007 compared to 2006, while full-year consolidated unit costs are expected to increase 2.0 percent in 2007 compared to 2006.
     For the second quarter, mainline unit costs are expected to increase 2.1 percent compared to the second quarter of 2006, while second quarter consolidated unit costs are expected to increase 2.1 percent compared to the second quarter of 2006.

Editor's Note: AMR's Chairman and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, April 18, at 2 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial condition, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy

                         -- more --
existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fares by historical standards and the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's corporate or business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company's competitors; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2006.

Detailed financial information follows:






























                         -- more --
                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                                     Three Months Ended       Percent
                                          March 31,
                                      2007         2006        Change
Revenues
    Passenger - American Airlines    $4,326       $4,244        1.9
              - Regional Affiliates     558          569       (1.9)
    Cargo                               201          186        8.1
    Other revenues                      342          345       (0.9)
      Total operating revenues        5,427        5,344        1.6

Expenses
  Wages, salaries and benefits        1,671        1,729       (3.4)
  Aircraft fuel                       1,410        1,473       (4.3)
  Other rentals and landing fees        329          316        4.1
  Depreciation and amortization         290          287        1.0
  Commissions, booking fees and
    credit card expense                 249          269       (7.4)
  Maintenance, materials and repairs    248          236        5.1
  Aircraft rentals                      151          146        3.4
  Food service                          127          124        2.4
  Other operating expenses              704          649        8.5
    Total operating expenses          5,179        5,229       (1.0)

Operating Income                        248          115         *

Other Income (Expense)
  Interest income                        77           53       45.3
  Interest expense                     (241)        (261)      (7.7)
  Interest capitalized                    9            7       28.6
  Miscellaneous - net                   (12)          (6)     100.0
                                       (167)        (207)     (19.3)

Earnings (Loss) Before Income Taxes      81          (92)        *
Income tax                                -            -         -
Net Income (Loss)                     $  81        $ (92)        *


Basic Earnings (Loss) Per Share       $0.35       $(0.49)

Diluted Earnings (Loss) Per Share     $0.30       $(0.49)


Number of Shares Used in
Computation
  Basic                                 236          186

  Diluted                               298          186

  -    Greater than 100%

                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                          Three Months Ended
                                              March 31,         Percent
                                           2007       2006      Change
American Airlines, Inc. Mainline Jet
Operations
    Revenue passenger miles (millions)    32,575    33,015      (1.3)
    Available seat miles (millions)       41,691    42,752      (2.5)
    Cargo ton miles (millions)               524       521       0.6
    Passenger load factor                  78.1%     77.2%       0.9 pts.
    Passenger revenue yield per
      passenger mile (cents)                13.28    12.85       3.3
    Passenger revenue per available
      seat mile (cents)                     10.38     9.93       4.5
    Cargo revenue yield per ton
      mile (cents)                          38.36    35.65       7.6
    Operating expenses per available
      seat mile, excluding Regional
      Affiliates (cents) (1)                10.91    10.81       0.9
    Fuel consumption (gallons, in
      millions)                               692      705      (1.8)
    Fuel price per gallon (cents)           184.2    189.0      (2.5)

Regional Affiliates
    Revenue passenger miles (millions)      2,262    2,277      (0.7)
    Available seat miles (millions)         3,274    3,257       0.5
    Passenger revenue yield per
      passenger mile (cents)                24.64    24.97      (1.3)
    Passenger revenue per available
      seat mile (cents)                     17.03    17.46      (2.5)
    Passenger load factor                   69.1%    69.9%      (0.8) pts.

AMR Corporation
  Average Equivalent Number of Employees
    American Airlines                      71,500   73,200
    Other                                  13,600   13,400
         Total                             85,100   86,600

(1) Excludes $668 million and $654 million of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.























OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc. Three Months Ended March 31, 2007
Entity Results         RASM1     Y-O-Y     ASMs2     Y-O-Y
                      (cents)    Change  (billions)  Change

DOT Domestic           10.19       1.0%      26.8    (3.1)%
International          10.71      11.3       14.9    (1.4)
   DOT Latin America   11.54      10.3        7.8     1.3
   DOT Atlantic         9.94       9.7        5.4    (2.1)
   DOT Pacific          9.29      19.3        1.7   (10.5)

1 Revenue per Available Seat Mile
2 Available Seat Miles




American Airlines, Inc.  Three Months Ended March 31, 2007
Entity Results            Load     Y-O-Y
                         Factor   Change   Yield   Y-O-Y
                         (pts)     (pts)  (cents)  Change

DOT Domestic              79.6     0.5     12.80    0.4%
International             75.4     1.8     14.19    8.7
   DOT Latin America      75.9     2.1     15.21    7.3
   DOT Atlantic           72.8    (0.3)    13.65   10.2
   DOT Pacific            82.1     7.3     11.32    8.7


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)



                                        Three Months Ended
American Airlines, Inc. Mainline             March 31,
  Jet Operations
(in millions, except as noted)          2007          2006

Total operating expenses as reported   $5,218       $5,275
Less: Operating expenses incurred
  related to Regional Affiliates          668          654
Operating expenses, excluding
  expenses incurred related to
  Regional Affiliates                  $4,550       $4,621
American mainline jet operations
  available seat miles                 41,691       42,752
Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents)                    10.91        10.81


Operating expenses, excluding
  expenses incurred related to
  Regional Affiliates                  $4,550       $4,621
Less:  Fuel expense                     1,275        1,332
Operating expenses, excluding expenses
  incurred related to Regional
  Affiliates and fuel expense          $3,275       $3,289
American mainline jet operations
  available seat miles                 41,691       42,752
Operating expenses per available seat
  mile, excluding Regional Affiliates
  and fuel expense (cents)               7.86         7.69

Percent change                          2.2%


Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel, assists investors in understanding the impact of fuel prices on the Company's operations.















AMR Corporation
Calculation of Net Debt                  As of March 31
(in millions, except as noted)          2007        2006

Current and long-term debt            $11,885     $13,340
Current and long-term capital lease
  obligations                             875       1,009
Principal amount of certain airport
  facility tax-exempt bonds and the
  present value of aircraft operating
  lease obligations                      4,775      5,350
                                        17,535     19,700
Less:  Unrestricted cash and
  short-term investments                 5,383      4,268

Net Debt                               $12,152    $15,432






                                           Estimate for
American Airlines, Inc. Mainline      Year Ended December 31,
 Jet Operations
(in millions, except as noted)          2007         2006

Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents)                   11.08         10.90
Less: Fuel expense per available
  seat mile                             3.42          3.32
Operating expenses per available seat
  mile, excluding Regional Affiliates
  and fuel expense (cents)              7.66          7.58

Percent change                          1.1%







                                          Estimate for
American Airlines, Inc. Mainline    Three Months Ended June 30,
Jet Operations
(in millions, except as noted)          2007         2006

Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents)                   11.10         10.88
Less: Fuel expense per available
  seat mile                             3.48          3.47
Operating expenses per available seat
  mile, excluding Regional Affiliates
  and fuel expense (cents)              7.62          7.41

Percent change                          2.8%













                                          Estimate for
AMR                                  Year Ended December 31,
(in millions, except as noted)         2007         2006

Operating expenses per available
  seat mile (cents)                    11.69       11.46
Less: Fuel expense per available
  seat mile                             3.51        3.41
Operating expenses per available
  seat mile, excluding Regional
  Affiliates and fuel expense (cents)   8.18        8.05

Percent change                          1.6%






                                         Estimate for
AMR                                 Three Months Ended June 30,
(in millions, except as noted)          2007         2006

Operating expenses per available
  seat mile (cents)                    11.69        11.45
Less: Fuel expense per available
  seat mile                             3.55         3.56
Operating expenses per available
  seat mile, excluding Regional
  Affiliates and fuel expense (cents)   8.14         7.89

Percent change                          3.1%



Note: The Company believes the Net Debt metric assists investors in understanding changes in the Company's liquidity and the results of its efforts to build a financial foundation under the Company's Turnaround Plan.


   Current AMR Corp. news releases can be accessed on the
                          Internet.
             The address is:  http://www.aa.com